UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 7, 2012
PROS Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or other jurisdiction of incorporation)

001-33554	76-0168604
(Commission File Number)	(IRS Employer Identification No.)

3100 Main Street, Suite 900
Houston, TX	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (713) 335-5151
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On June 7, 2012, PROS Holdings, Inc. ("PROS") held its annual meeting of stockholders. At the annual meeting, PROS stockholders:

(i)	elected two directors for a three year term expiring 2015;
(ii) ratified the appointment of PricewaterhouseCoopers LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2012; and
(iii) approved, by non-binding advisory vote, the executive compensation.
A total of 26,165,873 shares of common stock were present in person or by proxy at the meeting, representing approximately 95.7% of the voting power of PROS entitled to vote.
     The nominees for directors were elected based upon the following votes:

	Votes	Votes	Broker
Name	For	Withheld	Non-votes
Ellen Keszler	23,601,359	613,510	1,951,004
William Russell	23,601,237	613,632	1,951,004
Andres D. Reiner and Ronald F. Woestemeyer continued their terms as Class III directors with terms expiring in 2013 and Greg B. Petersen, Timothy V. Williams and Mariette M. Woestemeyer continued their terms as Class I directors with terms expiring in 2014.
     Ratification of PricewaterhouseCoopers LLP as PROS independent registered public accounting firm was approved as follows:

Votes	Votes
For	Against	Abstain	Broker non-votes
25,893,688	272,184	1	—
     Approval, by non-binding advisory vote, of executive compensation:

Votes	Votes
For	Against	Abstain	Broker non-votes
23,798,166	107,442	309,261	1,951,004

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROS HOLDINGS, INC.
Date: June 13, 2012
/s/ Charles H. Murphy
Charles H. Murphy
Chief Financial Officer and Executive Vice President